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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF OGLEBAY NORTON COMPANY

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
                                                                STATE OF INCORPORATION
                     NAME OF SUBSIDIARY                            OR ORGANIZATION
                     ------------------                         ----------------------
Canadian Ferro Hot Metal Specialties Limited                     Ontario, Canada
Colorado Silica Sand, Inc.                                       Colorado
Laxare, Inc.                                                     West Virginia
Oglebay Norton Engineered Materials, Inc.                        Ohio
Oglebay Norton Industrial Minerals, Inc.                         Ohio
Oglebay Norton Industrial Sands, Inc.                            California
Oglebay Norton Investment Company                                Delaware
Oglebay Norton Marine Services Company                           Delaware
Oglebay Norton Terminals, Inc. d/b/a Cleveland Bulk              Ohio
  Terminals
ON Coast Petroleum Company                                       Texas
ON Marine Services Company                                       Delaware
ONCO WVA, Inc.                                                   West Virginia
ONTEX, Inc.                                                      Delaware
Saginaw Mining Company                                           Ohio
Texas Mining, LP                                                 Delaware
Global Stone Corporation                                         Ohio
Global Stone (U.S.A.) Inc.                                       Delaware
Global Stone Chemstone Company                                   Delaware
Global Stone Detroit Lime Company                                Delaware
Global Stone Filler Products Company                             Delaware
Global Stone Ingersoll Ltd.                                      Canada
Global Stone James River, Inc.                                   Delaware
Global Stone PenRoc Inc.                                         Delaware
Global Stone Port Inland, Inc.                                   Michigan
Global Stone St. Clair Inc.                                      Delaware
Global Stone Tenn Luttrell Company                               Delaware
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